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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2003

WALTER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20537 (Commission File Number)	13-3429953 (IRS Employer Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida (Address of principal executive offices)	33607 (Zip Code)

Registrant's telephone number, including area code: (813) 871-4811

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

        The following information is furnished pursuant to Item 9, "Regulation FD Disclosure."

        On December 1, 2003, Walter Industries, Inc. (the "Company") issued a press release announcing an earnings update for the 2003 fourth quarter. A copy of the press release is attached hereto as Exhibit (99a) and hereby incorporated by reference.

        On December 3, 2003 the Company issued two press releases, one announcing the finalization of the sale of Applied Industrial Materials Corporation ("AIMCOR"), a subsidiary of the Company, to Oxbow Carbon & Minerals LLC for $127.7 million and the second announcing the completion of the sale of the Company's former headquarters building in Tampa, FL for $13.3 million. Copies of both press releases are attached hereto as Exhibits (99b) and (99c) and hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

By:	/s/ Charles E. Cauthen
Title:	Charles E. Cauthen Sr. Vice President and Controller

Date: December 4, 2003

Exhibit Index

(99a)	Press release, dated: December 1, 2003, issued by Walter Industries, Inc.
(99b)	Press release, dated: December 3, 2003, issued by Walter Industries, Inc.
(99c)	Press release, dated: December 3, 2003, issued by Walter Industries, Inc.

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SIGNATURES
Exhibit Index